For more information, contact:
Roberta Thomson
(214) 205-4102
roberta.thomson@att.com

AT&T Provides Update on Network Transformation,
Second-Quarter Trends and Full-Year 2014 Financial Guidance

DALLAS, June 3, 2014 — AT&T Inc. (NYSE:T) reported continued progress in the second full year of its Project VIP network investment plan, strong second-quarter wireless trends and an increase in its full-year 2014 revenue guidance, while reaffirming its full-year guidance for consolidated margins, EPS growth, capital spending and free cash flow.

AT&T’s Project VIP network transformation plan, announced in 2012, is ahead of schedule:

•	AT&T’s 4G LTE network now covers nearly 290 million people; and

•	The company’s Project VIP broadband build is expected to take fiber to more than 400,000 new business customer locations by the end of the second quarter.

In Mobility, AT&T expects to report second-quarter results that include:

•	Postpaid subscriber net adds exceeding 800,000;

•	Postpaid churn of 0.95 percent or lower;

•	Approximately 3.2 million AT&T Next smartphone sales, which have risen throughout the quarter and now are expected to be approximately 50 percent of total sales; and

•	Approximately one-half of the company’s postpaid smartphone customer base on no-device-subsidy Mobile Share Value pricing plans, growing to approximately two-thirds by year-end.

AT&T Next and Mobile Share Value plans are driving a shift in the company’s wireless revenue components — resulting in higher equipment revenues and lower service revenues and ARPU, with no service revenue growth expected in the second quarter.  The company expects second-quarter wireless service EBITDA margins to be pressured year over year due to the increased sales activity and strong customer movement to the no-device-subsidy Mobile Share Value plans.  Wireless service EBITDA margins are expected to be over 40 percent in each of the three remaining quarters of 2014.

Wireline expectations for the second quarter include:

•
U-verse video additions bundled with broadband will continue to perform well. U-verse broadband to be solid even with second-quarter seasonality and fewer migrations from DSL.  Growing consumer preference for buying broadband and pay TV services bundled together reinforces the strategic rationale of AT&T’s proposed acquisition of DIRECTV.

•	Continued growth in business high speed broadband adds;

•	Strategic business services revenue growth in the mid-teens, with continued economic pressures; and

•	Wireline margins continue under pressure, reflecting content cost increases, fiber expansion and high-speed broadband subscriber growth.

Based on all of these trends, the company raised its full-year 2014 guidance for revenue growth to be in the 5 percent range and reaffirmed its full-year 2014 guidance for stable consolidated margins, adjusted earnings per share growth at the low-end of the mid-single digit range, capital expenditures in the $21 billion range and free cash flow in the $11 billion range.

AT&T is scheduled to release its full second-quarter 2014 financial results after market close on July 23, 2014.

About AT&T

AT&T Inc. (NYSE:T) is a premier communications holding company and one of the most honored companies in the world. Its subsidiaries and affiliates – AT&T operating companies – are the providers of AT&T services in the United States and internationally. With a powerful array of network resources that includes the nation’s most reliable 4G LTE network, AT&T is a leading provider of wireless, Wi-Fi, high speed Internet, voice and cloud-based services. A leader in mobile Internet, AT&T also offers the best wireless coverage worldwide of any U.S. carrier, offering the most wireless phones that work in the most countries.  It also offers advanced TV service with the AT&T U-verse® brand. The company’s suite of IP-based business communications services is one of the most advanced in the world.

Additional information about AT&T Inc. and the products and services provided by AT&T subsidiaries and affiliates is available at http://www.att.com/aboutus or follow our news on Twitter at @ATT, on Facebook at http://www.facebook.com/att and YouTube at http://www.youtube.com/att.

© 2014 AT&T Intellectual Property. All rights reserved. AT&T, the AT&T logo and all other marks contained herein are trademarks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

Reliability claim based on data transfer completion rates on nationwide 4G LTE networks. 4G LTE availability varies.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between AT&T and DIRECTV, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T and DIRECTV and are subject to significant risks and uncertainties outside of our control.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the risk that DIRECTV stockholders may not adopt the merger agreement, (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, (4) risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner, (5) risks related to disruption of management time from ongoing business operations due to the proposed merger, (6) failure to realize the benefits expected from the proposed merger and (7) the effect of the announcement of the proposed merger on the ability of DIRECTV and AT&T to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally. Discussions of additional risks and uncertainties are contained in AT&T’s and DIRECTV’s filings with the Securities and Exchange Commission. Neither AT&T nor DIRECTV is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise.  Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication may be deemed to be solicitation material in respect of the proposed merger between AT&T and DIRECTV.  In connection with the proposed merger, AT&T intends to file a registration statement on Form S-4, containing a proxy statement/prospectus with the Securities and Exchange Commission (“SEC”).  STOCKHOLDERS OF DIRECTV ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders will be able to obtain copies of the proxy statement/prospectus as well as other filings containing information about AT&T and DIRECTV, without charge, at the SEC’s website at http://www.sec.gov.  Copies of documents filed with the SEC by AT&T will be made available free of charge on AT&T’s investor relations website at http://www.att.com/investor.relations. Copies of documents filed with the SEC by DIRECTV will be made available free of charge on DIRECTV’s investor relations website at http://www.investor.directv.com.

Participants in Solicitation

AT&T and its directors and executive officers, and DIRECTV and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of DIRECTV common stock in respect of the proposed merger. Information about the directors and executive officers of AT&T is set forth in the proxy statement for AT&T’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 11, 2014. Information about the directors and executive officers of DIRECTV is set forth in the proxy statement for DIRECTV’s 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 20, 2014. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.

NOTE: EBITDA is defined as operating income before depreciation and amortization. EBITDA differs from Segment Operating Income (loss), as calculated in accordance with U.S. generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.